EXHIBIT 11

CENTRAL TRACTOR FARM & COUNTRY, INC.
Schedule Regarding Computations of Ratio of Earnings to Fixed Charges
(In thousands except ratios)

                                                 SUCCESSOR     |                          PREDECESSOR
                                            -----------------  |                     --------------------
                                                               |                       Three months ended
                                            March 27, 1997 to  |                            July 27,
                                              August 2, 1997   |                              1996
                                            -----------------  |                      --------------------
Fixed Charges:                                                 |
  Interest expense                              $ 6,921        |                           $   360
  Portion of rent expense                                      |
    representing interest                           635        |                               503
                                                -------        |                           -------
                                                  7,556        |                               863
                                                =======        |                           =======
Earnings                                                       |
  Income (loss) before                                         |
    income taxes                                  2,598        |                             6,612
  Fixed charges per above                         7,696        |                               863
                                                -------        |                           -------
                                                 10,294        |                             7,475
                                                =======        |                           =======
Ratio (deficiency ) of earnings to fixed                       |
charges                                          1.4 x         |                            8.7 x
                                                =======        |                           =======



                                            ------------------------------------------------------------
                                                 SUCCESSOR     |       PREDECESSOR         PREDECESSOR
                                            -----------------  |    ----------------  --------------------
                                                               |                        Nine months ended
                                            March 27, 1997 to  |     Nov 3, 1996 to          July 27,
                                              August 2, 1997   |     March 26, 1997           1996
                                            -----------------  |    ----------------  --------------------
                                                               |
Fixed Charges:                                                 |
                                                               |
  Interest expense                              $  8,398       |        $  3,188            $  1,204
  Portion of rent expense                                      |
    representing interest                            825       |             842               1,410
                                                --------       |        --------            --------
                                                   9,223       |           4,030               2,614
                                                ========       |        ========            ========
Earnings                                                       |
  Income (loss) before                                         |
    income taxes                                   3,953       |          (1,881)             11,716
                                                               |
  Fixed charges per above                          9,223       |           4,030               2,614
                                                --------       |        --------            --------
                                                $ 13,176       |        $  2,149            $ 14,330
                                                ========       |        ========            ========
Ratio of earnings to fixed                                     |
charges                                           1.4 x        |         (.5 x)               5.5 x
                                                ========       |        ========            ========
